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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 23, 2004
               Date of Earliest Event Reported: November 17, 2004

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)

NEW YORK                                 1-3157                      13-0872805
(State or other jurisdiction    (Commission File Number)          (IRS Employer
of incorporation)                                           Identification No.)


                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 17, 2004, International Paper Company (the "Company") and Red Bird Receivables, Inc. ("Red Bird"), a wholly-owned subsidiary of the Company, entered into a three-year $1,200,000,000 Amended and Restated Credit and Security Agreement, dated as of November 17, 2004 (the "Credit Facility"), by and among the Company, as performance guarantor, Red Bird, as borrower, International Paper Financial Services, Inc. ("IPFS"), as initial servicer, certain special purpose entities named therein, as loan conduits, certain financial institutions named therein, as liquidity banks, certain financial institutions named therein, as co-agents, and Wachovia Bank, National Association, as administrative agent. In connection with borrowings by Red Bird under the Credit Facility, the Company and certain of its subsidiaries will sell receivables to IPFS, and IPFS will sell certain of those receivables to Red Bird. Red Bird will pledge those receivables as security for its periodic borrowings under the Credit Facility ("Receivables"). Amounts borrowed under the Credit Facility and repaid may be reborrowed. The initial borrowing under the Credit Facility occurred on November 17, 2004 when Red Bird obtained a loan under the Credit Facility in the amount of $240,000,000, and used the proceeds to refinance a loan of the same amount then outstanding under the Company's previous credit facility. This initial borrowing is expected to mature as early as two weeks from November 17, 2004 with the principal due at maturity and interest payable a month in arrears and calculated based on equivalent-term LIBOR plus a spread of approximately 0.40%. The Company intends to use the proceeds from future borrowings under the Credit Facility for general corporate purposes.

The Company will guaranty certain obligations of IPFS and certain of the Company's subsidiaries to Red Bird, including obligations under the Credit Facility. The Credit Facility will be available for a three-year term, and loans under the Credit Facility can be made at Red Bird's request from time to time for specific periods in accordance with the terms of the Credit Facility. Interest on loans under the Credit Facility will be calculated based upon, at Red Bird's request, a commercial paper rate, the prime rate or the federal funds rate, or one-, two-, three- or six-month LIBOR or LIBOR for such other period as agreed by the parties. Principal repayments are due at maturity, and accrued interest is payable periodically based on the applicable interest rate and at maturity in arrears. The Credit Facility carries a commitment fee of 0.20% per annum on unborrowed amounts.

The Credit Facility imposes various restrictions on Red Bird, IPFS and the Company, including limitations on their ability to change Red Bird's credit and collection policies and practices relating to receivables sold to Red Bird; the ability of Red Bird to sell, assign or otherwise dispose of, or grant liens upon, any collateral securing any loan under the Credit Facility; and the ability of Red Bird to incur any indebtedness other than

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indebtedness incurred under the Credit Facility. The Credit Facility includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, if there is an event of default, including the acquisition by any person or group of 20% or more of the Company's voting stock or a change in ownership of IPFS or the Borrower whereby they cease to be wholly-owned subsidiaries of the Company; the failure to pay all amounts payable under the Credit Facility; the acceleration of the payment of any indebtedness, other than indebtedness incurred under the Credit Facility, of Red Bird due to a failure to pay, any other default or otherwise; or the acceleration of the payment of any indebtedness in excess of $200,000,000 of the Company or any of its subsidiaries, other than Red Bird, due to a failure to pay, any other default or otherwise; then, upon the occurrence of any such event of default, the administrative agent may proceed against the collateral securing the obligations under the Credit Facility; the co-agents' commitments under the Credit Facility may be terminated; and each co-agent shall be entitled to its pro rata portion of collections on the Receivables. Upon certain insolvency or bankruptcy related events of default with respect to the Company or IPFS or any material subsidiary of the Company, the administrative agent may proceed against the collateral securing the obligations under the Credit Facility; the co-agents' commitments under the Credit Facility shall terminate; and each co-agent shall be entitled to its pro rata portion of collections on the Receivables.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTERNATIONAL PAPER COMPANY
                                            (Registrant)

                                            By: /s/ Susan D. Chow
                                                --------------------------
                                                Name: Susan D. Chow
                                                Title: Assistant Secretary

                                            Date: November 23, 2004


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